Exhibit 99.1

Contact:

Jim Goff, InterMune, Inc., 415-466-2228, jgoff@intermune.com

INTERMUNE REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS AND

BUSINESS HIGHLIGHTS

BRISBANE, Calif., November 7, 2012 — InterMune, Inc. (NASDAQ: ITMN) today announced results from operations for the third quarter and nine months ended September 30, 2012.

InterMune reported Esbriet® (pirfenidone) net revenue in the third quarter of 2012 of $7.5 million, approximately 91 percent of which was from Germany, which was the first country in which Esbriet was launched in September 2011. Esbriet revenue was $0.1 million in the third quarter of 2011 which reflected less than one month’s revenue of Esbriet from Germany. Esbriet is InterMune’s product marketed in Europe for adults with mild-to-moderate idiopathic pulmonary fibrosis (IPF), a chronic and ultimately fatal disease of the lungs.

Dan Welch, Chairman, Chief Executive Officer and President of InterMune said, “We are pleased to report this quarter many important accomplishments by our European and Canadian businesses and continued sequential quarterly growth in Esbriet sales since its first launch in Europe in September of 2011.”

Mr. Welch continued, “With continued successful completion of the pricing and reimbursement processes and Esbriet launches throughout Europe over the coming months, along with the planned launch of Esbriet in Canada on January 1, 2013, we have begun a period of sustained annual sales growth. We also expect that our ASCEND Phase 3 study, which is nearing full enrollment, will lead to positive top-line data in the first half of 2014 and the launch of Esbriet in the U.S., providing further acceleration of our sales growth.”

Esbriet® (pirfenidone) Third Quarter Accomplishments and Recent Highlights

•

On September 11, 2012, InterMune announced that the final procedural step for French pricing and reimbursement of Esbriet had been completed. The company expects the commercial launch of Esbriet in France in the second half of November 2012.

•

On October 2, 2012, InterMune announced that Health Canada had approved Esbriet for the treatment of mild to moderate IPF in adult patients. IPF affects approximately 5,000 to 8,000 Canadians. InterMune expects to make Esbriet available in Canada starting January 1, 2013 with a commercial organization of approximately 18 to 20 in Canada at the time of launch, including a field force of 10. Approximately one-third of IPF patients in Canada are covered by private insurance and InterMune expects to secure coverage from substantially all of the private insurance plans in the first half of 2013. Public (provincial) drug reimbursement plans cover approximately two-thirds of IPF patients and reimbursement from these plans is typically secured within 12 to 18 months of marketing approval.

•

InterMune today announced that the company secured Esbriet pricing and reimbursement in Belgium effective December 1, 2012 and plans to launch Esbriet there in early 2013. The Belgian annualized price of Esbriet is €30,240, or $36,533 at current exchange rates.

•	InterMune has now concluded successful pricing and reimbursement discussions in nine European countries: Austria, Belgium, Denmark, France, Germany, Iceland, Luxembourg, Norway and Sweden.

•	InterMune today provided an update on the on-going pricing and reimbursement processes for Esbriet in the various European countries:

•

Italy — The company announced today that Esbriet successfully passed the Italian Technical-Scientific Commission review in October. The company expects to conclude the pricing and reimbursement process in December of 2012 and plans to launch Esbriet in Italy as soon as possible after the process is successfully concluded and various authorizations are secured.

•

Spain — Considering a Royal Decree introduced in 2012 affecting health care expenditures and pharmaceuticals, and the continuing economic challenges of the country, forecasting of the timing of pricing and reimbursement decisions has become more challenging for all manufacturers. As a result, InterMune currently believes that it is more likely that a decision regarding pricing and reimbursement of Esbriet in Spain will occur in the first half of 2013 than in the fourth quarter of this year.

•

The UK — InterMune today confirmed its previous guidance that the appraisal by the National Institute for Health and Clinical Excellence (NICE) is expected to be completed in March of 2013. If NICE provides a positive appraisal for Esbriet, the company expects to launch Esbriet as soon as possible thereafter.

•

Mid-Sized Countries (MSC) — In addition to the seven MSC for which Esbriet pricing has been secured, the company expects to conclude pricing and reimbursement processes in the remaining three MSC of Netherlands, Finland and Ireland in the first half of 2013 and launch as soon as possible thereafter, assuming that acceptable pricing and reimbursement conditions are negotiated in these countries.

•

InterMune confirmed its earlier guidance that it expects to have launched Esbriet in all top 5 markets and 10 mid-sized markets in Europe, comprising 75 percent of the EU population and 80-85 percent of the European pharmaceutical market, in the second quarter of 2013, assuming acceptable pricing and reimbursement is secured.

•

Enrollment of InterMune’s Phase 3 pirfenidone study, ASCEND, in the United States and certain additional territories continues to proceed according to plans. The company expects the study to be fully enrolled around the end of 2012, and that results from the study will be available in the first half of 2014. ASCEND is a double-blind, placebo-controlled trial of 52 weeks duration with a primary endpoint of change in forced vital capacity (FVC) between baseline and Week 52. The trial is planned to enroll approximately 500 IPF patients with mild-to-moderate impairment in lung function and certain characteristics that the company believes enhance the probability of a successful study outcome.

Third Quarter and First Nine Months 2012 Financial Results (Unaudited)

InterMune reported total revenue in the third quarter of 2012 of $7.5 million, compared with $0.1 million in the third quarter of 2011. Third quarter 2012 revenue included $0.5 million of favorable adjustments to revenue primarily related to favorable foreign exchange fluctuations. InterMune reported total revenue for the first nine months of 2012 of $18.0 million, compared with $2.7 million in the first nine months of 2011. Revenue was almost entirely from sales of Esbriet in Germany, as active promotion in the largest of the mid-sized countries for which pricing and reimbursement is approved began in September of 2012. Included in the third quarter 2012 results was the effect of the approximate 11 percent German price decrease of Esbriet, which became effective on September 15, 2012 as previously announced. Total revenue in the first nine months of 2011 included $2.6 million of revenue from the company’s research collaboration with Roche, which was completed in June 2011.

Research and development (R&D) expenses in the third quarter of 2012 were $26.2 million, compared with $17.0 million in the third quarter of 2011, an increase of 54 percent. R&D expenses were $74.6 million for the nine months ended September 30, 2012, compared with $54.0 million in the same period of 2011, an increase of 38 percent. Higher R&D expenses in both the three- and nine-month periods of 2012, compared with the same periods in 2011, reflect expenses related to conduct of the ASCEND trial, which was initiated in July 2011.

Selling, general and administrative (SG&A) expenses were $23.8 million in the third quarter of 2012, relatively unchanged from $23.7 million in the same quarter of 2011. SG&A expenses were $75.7 million in the first nine months of 2012, an increase of 21 percent from $62.7 million in the comparable nine-month period of 2011. The increased spending for the nine-month period in 2012, compared with the same period in 2011, is primarily attributable to the creation of InterMune’s European infrastructure and investments in the launch and pre-launches of Esbriet in Germany and other European countries.

Net loss for the third quarter of 2012 was $45.4 million, or $0.70 per share, compared with a net loss of $38.2 million, or $0.63 per share, in the same quarter of 2011. Net loss for the first nine months of 2012 was $91.5 million, or $1.41 per share, compared with a net loss of $110.2 million, or $1.88 per share, in the first nine months of 2011. Per share amounts in the first nine months included gains from the role of Actimmune® (interferon gamma-1b) in discontinued operations of $0.82 per share and $0.14 per share in 2012 and 2011, respectively.

As a result of the June 19, 2012 divestiture of Actimmune, historical Actimmune revenue, cost of goods sold and operating costs are reported in discontinued operations in this and future financial statements and therefore do not appear in the comparisons above regarding on-going operations.

As of September 30, 2012, InterMune had cash, cash equivalents and available-for-sale securities of approximately $351.4 million.

Guidance for 2012 Revenue and Expenses

Considering the proximity to year-end 2012, the company today provided greater precision regarding its forward-looking guidance for Esbriet revenue and operating expense guidance for 2012:

•	Esbriet revenue: currently anticipated to be in a range of $20 to $25 million. The company anticipates that full-year revenue will be at or slightly above the high end of the range.

•	R&D expense: currently anticipated to be in a range of $90 to $105 million. The company anticipates that full-year R&D expenses will be at the high end of the range.

•	SG&A expense: currently anticipated to be in a range of $110 to $130 million. The company anticipates that full-year SG&A expenses will be at the low end of the range.

•	Total Operating Expenses (R&D and SG&A): currently anticipated to be in a range of $200 to $235 million.

Conference Call and Webcast Details

InterMune will host a live webcast of a conference call today at 4:30 p.m. EST to discuss business highlights and financial results for the third quarter and first nine months of 2012. Interested investors and others may participate in the conference call by dialing 800-891-8257 (U.S.) or +1-212-271-4651 (international), conference ID# 21610043. A replay of the webcast and teleconference will be available approximately three hours after the call.

To access the webcast, please log on to the company’s website at www.intermune.com at least 15 minutes prior to the start of the call to ensure adequate time for any software downloads that may be required.

A telephonic replay will be available for 10 business days following the call and can be accessed by dialing 800-633-8284 (U.S.) or +1 402-977-9140 (international), and entering conference ID# 21610043. The webcast will remain available on the company’s website until the next earnings call.

About InterMune

InterMune is a biotechnology company focused on the research, development and commercialization of innovative therapies in pulmonology and orphan fibrotic diseases. In pulmonology, the company is focused on therapies for the treatment of idiopathic pulmonary fibrosis (IPF), a progressive and fatal lung disease. Pirfenidone, the only medicine approved for IPF anywhere in the world, is approved for marketing by InterMune in the EU and Canada as Esbriet® and is currently in a Phase 3 clinical trial to support regulatory registration in the United States. InterMune’s research programs are focused on the discovery of targeted, small-molecule therapeutics and biomarkers to treat and monitor serious pulmonary and fibrotic diseases. For additional information about InterMune and its R&D pipeline, please visit www.intermune.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that reflect InterMune’s judgment and involve risks and uncertainties as of the date of this release, including without limitation our expectation regarding continued growth of Esbriet revenues in Germany, other EU countries and Canada, our anticipated timing of concluding pricing and reimbursement discussions and/or initiating commercial launches for Esbriet in Canada, France, Italy, Spain, the United Kingdom and other EU countries, the estimated size of the patient population in Canada suffering from IPF and our expectations with respect to Canada of securing coverage from private insurance plans and reimbursement from public (provincial) drug reimbursement plans including the timing thereof, our expectations regarding headcount in our Canadian commercial organization and the functions of such personnel, and our expectation regarding the timing and nature of full enrollment in, and results of, the ASCEND study and the prospects of success thereof. All forward-looking statements and other information included in this press release are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune’s actual results could differ materially from those described in InterMune’s forward-looking statements.

Other factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading “Risk Factors” in InterMune’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 29, 2012 (the “Form 10-K”), most recent quarterly report on Form 10-Q filed with the SEC on August 8, 2012 (the “Form 10-Q”), and other periodic reports filed with the SEC, including but not limited to the following: (i) the risks related to the uncertain, lengthy and expensive clinical development process for the company’s product candidates, including having no unexpected safety, toxicology, clinical or other issues and having no unexpected clinical trial results such as unexpected new clinical data and unexpected additional analysis of existing clinical data; (ii) risks related to the regulatory process for the company’s product candidates, including the possibility that the results of the new 52-week Phase 3 clinical trial (ASCEND) having an FVC endpoint may not be satisfactory to the FDA for InterMune to receive regulatory approval for pirfenidone in the United States; (iii) risks related to unexpected regulatory actions or delays or government regulation generally; (iv) risks related to the company’s manufacturing strategy, which relies on third-party manufacturers and which exposes InterMune to additional risks where it may lose potential revenue; (v) government, industry and general public pricing pressures; (vi) risks related to our ability to successfully launch and commercialize Esbriet in the EU and Canada, including successfully establishing a commercial operation in the EU and Canada and receiving favorable governmental pricing and reimbursement approvals in each EU country and securing coverage from private insurance plans and reimbursement from public (provincial) drug reimbursement plans in Canada; and (vii) InterMune’s ability to obtain or maintain patent or other proprietary intellectual property protections. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the Form 10-K, Form 10-Q and InterMune’s other periodic reports filed with the SEC, all of which are available via InterMune’s web site at www.intermune.com.

Esbriet® is a registered trademark of InterMune, Inc.

Financial tables follow:

InterMune, Inc.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue, net
Esbriet	$7,534	$118	$17,952	$118
Collaboration revenue	—	0	—	2,629

Total revenue, net	7,534	118	17,952	2,747
Costs and expenses:
Cost of goods sold	2,017	385	6,200	385
Research and development	26,175	17,045	74,553	53,967
Selling, general and administrative	23,754	23,652	75,680	62,661

Total costs and expenses	51,946	41,082	156,433	117,013
Loss from operations	(44,412)	(40,964)	(138,481)	(114,266)
Interest income	148	131	452	390
Interest expense	(2,031)	(1,281)	(6,473)	(4,154)
Other income (expense)	975	(227)	(149)	(322)

Loss from operations before income taxes	(45,320)	(42,341)	(144,651)	(118,352)
Income tax expense	192	—	326	—

Loss from continuing operations	(45,512)	(42,341)	(144,977)	(118,352)
Discontinued operations:
Income from discontinued operations	132	4,097	2,125	8,111
Gain on sale of discontinued operations	—	—	51,335	—

Income from discontinued operations	132	4,097	53,460	8,111

Net loss	$(45,380)	$(38,244)	$(91,517)	$(110,241)

Basic and diluted net income (loss) per common share:
Continuing operations	(0.70)	(0.70)	(2.23)	(2.02)
Discontinued operations	0.00	0.07	0.82	0.14

	$(0.70)	$(0.63)	$(1.41)	$(1.88)

Shares used in computing basic and diluted net loss per share	65,183	60,467	64,966	58,599

InterMune, Inc.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	September 30, 2012	December 31, 2011

Cash, cash equivalents and available-for-sale securities	$351,404	$425,110
Acquired product rights, net	18,500	19,250
Other assets	32,090	28,263

Total assets	$401,994	$472,623

Total other liabilities	$41,238	$34,205
Convertible notes	240,250	240,250
Stockholders’ equity	120,506	198,168

Total liabilities and stockholders’ equity	$401,994	$472,623

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